Exhibit 10.52

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[*] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

SETTLEMENT, RELEASE AND TERMINATION AGREEMENT

THIS SETTLEMENT, RELEASE AND TERMINATION AGREEMENT (this “Agreement”) is dated as of April 5, 2019, and entered into by and among Histogen Inc., a Delaware corporation (“Histogen”), PUR Biologics, LLC, a California limited liability company (“PUR”), Wylde, LLC, a Nevada limited liability company (“Wylde”), Christopher Wiggins, an individual (“Wiggins” and together with Wylde, the “Wiggins Parties”), and Ryan Fernan, an individual (“Fernan” together with Wiggins, Wylde and PUR and their respective Affiliated Persons, the “PUR Parties” and each is a “PUR Party”), with reference to the statements and facts set forth under “Recitals” below. Histogen, PUR, Wiggins, Wylde and Fernan are hereinafter referred to collectively as the “Parties” and each of them is a “Party.” Capitalized terms used in this Agreement but not defined herein shall have the meanings ascribed to them in Section 1 hereof.

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WHEREAS, Histogen and PUR are currently parties to that certain License Agreement, dated as of March 8, 2013 (the “License Agreement”), pursuant to which Histogen granted PUR an exclusive, royalty-free, fee-free license to the Licensed Intellectual Property in the Field of Use in the Territory, and the right to exploit the Licensed Technology throughout the Territory in the Field of Use;

WHEREAS, Histogen and PUR are parties to that certain Supply Agreement, dated as of March 8, 2013 (the “Supply Agreement”), pursuant to which Histogen manufactures and supplies certain items to PUR in accordance with the provisions of the Supply Agreement;

WHEREAS, Histogen is a member of PUR and a party to that certain Operating Agreement, dated as of March 8, 2013 (the “Operating Agreement”); and

WHEREAS, the Parties, among other things, desire to terminate the License Agreement and Supply Agreement and to settle and discharge any and all Claims they may have against one other in connection with their activities under the License Agreement, Supply Agreement and Operating Agreement, subject to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt of which is hereby acknowledged by each Party, each Party hereby agrees as follows:

1. Definitions. Defined terms used herein but not otherwise defined shall have the meanings set forth below:

(a) “Affiliated Persons” means, with respect to any Party, such Party’s affiliates, directors, officers, members, economic interest holders, managers, partners, shareholders, attorneys, advisors, agents and representatives, as applicable.

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(b) “Bulk CCM and ECM” has the meaning set forth in the Supply Agreement.

(c) “CCM” has the meaning set forth in the Supply Agreement

(d) “Claims” has the meaning set forth in Section 4(a).

(e) “Company Sale” means the occurrence of any of the following in one transaction or a series of related transactions: (i) the sale, exchange or other disposition for economic value of all or substantially all of the assets of Histogen; (ii) a merger, reorganization or consolidation for economic value in which Histogen is not the surviving entity or in which any person or entity other than a stockholder acquires equity constituting greater than fifty percent (50%) of the outstanding equity of Histogen; or (iii) the issuance, sale or other transfer for economic value to any non-stockholder of equity constituting greater than fifty percent (50%) of the outstanding equity of Histogen.

(f) “Confidential Information” means with respect to any Party, collectively, (i) any and all material non-public information of such Party, including, without limitation, technical data, trade secrets, know-how, research, product or service ideas or plans, software codes and designs, algorithms, developments, inventions, patent applications, laboratory notebooks, processes, formulas, techniques, biological materials, mask works, engineering designs and drawings, hardware configuration information, agreements with third parties, lists of, or information relating to, employees and consultants of such Party, lists of, or information relating to, suppliers and customers, price lists, pricing methodologies, cost data, market share data, marketing plans, licenses, contract information, business plans, financial forecasts, historical financial data, budgets or other business information of such Party disclosed by such Party to any other Party, either directly or indirectly, whether in writing, electronically, orally, or by observation; (ii) the terms, conditions, substance and contents of this Agreement; and (iii) the substance and contents of any negotiations, discussions, communications or correspondence among the Parties and/or their respective Affiliated Persons with respect to any matter relating to this Agreement. For avoidance of doubt, with respect to any Histogen Releasee, “Confidential Information” shall also mean any and all Data and any documents, instruments or agreements relating to or entered into in connection with the generation, study, examination or evaluation of such Data; any negotiations, discussions, meetings (including the existence, location, date, participants, agenda, content or substance or detail of the discussions thereof) with any potential or actual financiers, vendors, customers, personnel, partners, bankers, co-venturers or any other person or entity relating to or in connection with the development, commercialization, sale, licensing, charitable or philanthropic of any Histogen Asset; or any communications (including, without limitation, any written or oral or electronic communication), goals, objectives, strategy, plans regarding any of the foregoing.

(g) “Controlled” has the meaning set forth in the License Agreement.

(h) “Development Assets” those products, applications or treatments developed through use of Histogen Assets to address the indications solely in the Field of Use.

(i) “ECM” has the meaning set forth in the Supply Agreement.

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(j) “Field of Use” means surgical applications and products in the orthopedic, neurosurgical, acute care, surgical, and dental market place – inclusive of treatment, healing, growth, and formation technologies of bone, spine, spinal disc, cartilage structures, ligament, tendon; and, regenerative medical device coatings.

(k) “Finished Product” has the meaning set forth in the Supply Agreement.

(l) “GAAP” means generally accepted accounting principles for financial reporting in the United States, applied on a consistent basis.

(m) “Histogen Assets” has the meaning set forth in Section 8(a).

(n) “Histogen Improvements” has the meaning set forth in the License Agreement.

(o) “Histogen LLC Interests” has the meaning set forth in Section 9.

(p) “Intellectual Property Rights” means any and all patent rights, copyright rights, trade secret rights, sui generis database rights, and all other intellectual and industrial property rights of any sort throughout the world (including, but not limited to, any application therefor) whether now known or hereafter existing.

(q) “Joint Improvements” has the meaning set forth in the License Agreement.

(r) “Joint Patents” has the meaning set forth in the License Agreement.

(s) “Licensed Intellectual Property” has the meaning set forth in the License Agreement.

(t) “Licensed Technology” has the meaning set forth in the License Agreement.

(u) “Materials” has the meaning set forth in the Supply Agreement.

(v) “Patent Rights” has the meaning set forth in the License Agreement.

(w) “PUR Biologics LLC Improvements” has the meaning set forth in the License Agreement.

(x) “PUR Granted Interests” means any and all interests of any type or kind including, without limitation, any license, sublicense, covenant not to sue, pledge, mortgage or security interest or Intellectual Property Rights in, to or concerning any Histogen Asset. A complete list of all PUR Granted Interests are provided on the attached Schedule I and each person and entity listed thereon as a holder of such interest is a “PUR Granted Interest Holder.”

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(y) “PUR Technical Information” means (i) any technical, scientific and other data, information and know-how (including, but not limited to, any biological, chemical, pharmacological, toxicological, pharmaceutical, physical, analytical, pre-clinical, clinical, safety, manufacturing and quality control data and information, and further including, but not limited to, study designs and protocols, assays and biological methodology) that (A) is encompassed by, or developed through the use of any Histogen Asset; or (B) was or is used, created or developed either by or on behalf of PUR and relates directly to any Histogen Asset; and (ii) any and all Intellectual Property Rights embodied in or associated with any of the foregoing.

(z) “Regulatory Authority” has the meaning set forth in the License Agreement.

(aa) “Regulatory Filings and Approvals” has the meaning set forth in the License Agreement.

(bb) “Releasee” means any Histogen Releasee or PUR Releasee.

(cc) “Retained Assets” means those assets and properties other than the Histogen Assets. For avoidance of doubt, the Parties acknowledge and agree that Histogen shall have no right, title or interest in any Retained Asset.

(dd) “Series D Preferred Stock” means shares of Histogen’s Series D Preferred Stock.

(ee) “Technical Information” has the meaning set forth in the License Agreement.

(ff) “Territory” has the meaning set forth in the License Agreement.

(gg) “Term” has the meaning set forth in the License Agreement.

(hh) “Transaction Agreements” mean, collectively, the License Agreement and Supply Agreement; and each is a “Transaction Agreement.”

(ii) “Surviving Claims” means, collectively, Claims arising under, out of or in connection with Article 13 of the License Agreement or Section 12.1 of the Supply Agreement, which sections are deemed to survive the termination of such agreements as respectively provided in Sections 1 and 2 below.

2. Termination of License Agreement. The Parties mutually acknowledge and agree that the License Agreement is hereby terminated and of no further force or effect, effective as of the date hereof. The Parties mutually acknowledge and agree that, effective as of the date hereof, all obligations, duties, fees or monies owed by a Party to any other Party under the License Agreement are deemed satisfied and discharged in all respects, and no Party shall owe to any other Party any obligations, duties, fees or monies thereunder, except as expressly set forth in Article 13 of the License Agreement; provided, however, that those defined terms from the License Agreement incorporated herein shall survive for purposes of interpreting such terms herein. As part of this termination, no later than the date hereof, PUR shall have sent out to each PUR Granted Interest Holder written notices of termination of the applicable PUR Granted Interest (and delivered evidence of the same to Histogen no later than the date hereof), which each such notice shall provide for the automatic termination of such PUR Granted Interest within thirty (30) days of the date of the applicable notice. In connection with such termination, PUR represents and warrants to Histogen that all such PUR Granted Interests are terminable upon thirty (30) days’ prior written notice thereof.

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3. Termination of Supply Agreement. The Parties mutually acknowledge and agree that the Supply Agreement is hereby terminated and of no further force or effect, effective as of the date hereof. The Parties mutually acknowledge and agree that, effective as of the date hereof, all obligations, duties, fees or monies owed by a Party to any other Party under the Supply Agreement are deemed satisfied and discharged in all respects, and no Party shall owe to any other Party any obligations, duties, fees or monies thereunder, except as expressly set forth in Section 12.1 of the Supply Agreement; provided, however, that those defined terms from the Supply Agreement incorporated herein shall survive for purposes of interpreting such terms herein.

4. Histogen-PUR Releases.

(a) To the extent permitted by applicable law, Histogen, on behalf of itself and its Affiliated Persons, successors and assigns (collectively with Histogen, “Histogen Releasors”) hereby releases, waives, and forever discharges PUR and its Affiliated Persons, successors and assigns (including those persons set forth on Schedule V attached hereto, collectively, “PUR Releasees”) of and from any and all actions, proceedings, causes of action, suits, losses, liabilities, rights, debts, dues, sums of money, accounts, reckonings, obligations, costs, expenses, liens, covenants, contracts, controversies, agreements, promises, damages, judgments, claims, and demands, of every kind and nature whatsoever, whether now known or unknown, foreseen or unforeseen, matured or unmatured, suspected or unsuspected, in law or equity (collectively, “Claims”), which any Histogen Releasor ever had, now has, or hereafter can, shall, or may have against any PUR Releasee for, upon, or by reason of any matter, cause, or thing whatsoever from the beginning of time through the date of this Agreement in connection with, arising out of, based upon or relating to any matter whatsoever, including, without limitation, the following: (i) the License Agreement; (ii) the Supply Agreement; (iii) the joint venture and business activities of the Parties under the Transaction Agreements and Operating Agreement; or (iv) the Operating Agreement, the Histogen LLC Interests or Histogen’s ownership thereof, any economic interests, profits interests or other equity of PUR (including, without limitation, Claims arising out of PUR’s offer and sale of economic interests pursuant to that certain Subscription Agreement dated as of October 10, 2016 or any other offer and sale of membership or economic interests of PUR prior to the date hereof), or Histogen’s status as a member or other equity holder of PUR (but expressly excluding any Claims any Histogen Releasor may have against any PUR Releasee under the Operating Agreement, statutory or common law or otherwise with respect to any non-Affiliated Person third party indemnification claims). The Claims released, waived and discharged pursuant to this Section 4(a) are referred to hereinafter as the “Histogen Released Claims.”

(b) To the extent permitted by applicable law, PUR, on behalf of itself and its Affiliated Persons, successors and assigns (collectively with PUR, “PUR Releasors”) hereby releases, waives, and forever discharges Histogen and its Affiliated Persons, Dr. Gail Naughton and her Affiliated Persons and their respective successors and assigns (collectively, “Histogen Releasees”) of and from any and all Claims which any PUR Releasor ever had, now has, or hereafter can, shall, or may have against any Histogen Releasee for, upon, or by reason of any matter, cause, or thing whatsoever from the beginning of time through the date of this Agreement in connection with, arising out of, based upon or relating to any matter whatsoever, including,

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without limitation, the following: (i) the License Agreement; (ii) the Supply Agreement; (iii) the joint venture and business activities of the Parties under the Transaction Agreements and Operating Agreement; (iv) the Operating Agreement, the Histogen LLC Interests or Histogen’s ownership thereof, any other economic interests, profits interests or other equity of PUR (including, without limitation, Claims arising out of PUR’s offer and sale of economic interests pursuant to that certain Subscription Agreement dated as of October 10, 2016 or any other offer and sale of membership or economic interests of PUR prior to the date hereof), or Histogen’s status as a member or other equity holder of PUR (including, without limitation, for purposes of this release any Claims any PUR Releasor may have against any Histogen Releasee under the Operating Agreement, statutory or common law or otherwise with respect to any third party indemnification claims); (v) any and all property or bodily injuries suffered by any PUR Party at any time for any reason; or (vi) any PUR Party’s purchase and ownership of any Histogen equity, or the offer or sale of any Histogen equity to such persons, or any conversations, communications, correspondence, documents or instruments shared between Histogen and such persons, or any damage, loss, expense or cost suffered by any PUR Party, in connection with or arising out of any PUR Party’s investment (including, without limitation, securities fraud Claims). The Claims released, waived and discharged pursuant to this Section 4(b) are referred to hereinafter as the “PUR Released Claims.”

(c) (i) Histogen represents and warrants that neither it nor any other Histogen Releasor has heretofore assigned or otherwise transferred or subrogated, or purported to assign, transfer or subrogate, to any person or entity, any Histogen Released Claim or interest therein or portion thereof, it, he or she may have against the PUR Releasees. Histogen shall indemnify, defend and hold harmless the PUR Releasees from and against any and all liabilities, losses, costs and expenses (including attorneys’ fees) incurred by any PUR Releasee as the result of any person or entity asserting any such right, assignment, transfer or subrogation; and (ii) PUR represents and warrants that neither it nor any other PUR Releasor has heretofore assigned or otherwise transferred or subrogated, or purported to assign, transfer or subrogate, to any person or entity, any PUR Released Claim or interest therein or portion thereof, or it, he or she may have against the Histogen Releasees. PUR shall indemnify, defend and hold harmless the Histogen Releasees from and against any and all liabilities, losses, costs and expenses (including attorneys’ fees) incurred by any Histogen Releasee as the result of any person or entity asserting any such right, assignment, transfer or subrogation.

5. Wiggins Parties Release.

(a) To the extent permitted by applicable law, each Wiggins Party, on behalf of himself and itself and his and its Affiliated Persons, successors and assigns (collectively including the Wiggins Parties, “Wiggins Releasors”), hereby releases, waives, and forever discharges Histogen and each other Histogen Releasee of and from any and all Claims which any Wiggins Releasor ever had, now has, or hereafter can, shall, or may have against any Histogen Releasee for, upon, or by reason of any matter, cause, or thing whatsoever from the beginning of time through the date of this Agreement in connection with, arising out of, based upon or relating to any matter whatsoever, including, without limitation, the following: (i) the License Agreement; (ii) the Supply Agreement; (iii) the joint venture and business activities of the Parties under the Transaction Agreements and Operating Agreement; (iv) the Operating Agreement, the Histogen LLC Interests or Histogen’s ownership thereof, any other economic interests, profits interests or

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other equity of PUR (including, without limitation, Claims arising out of PUR’s offer and sale of economic interests pursuant to that certain Subscription Agreement dated as of October 10, 2016 or any other offer and sale of membership or economic interests of PUR prior to the date hereof), or Histogen’s status as a member or other equity holder of PUR (including, without limitation, for purposes of this release any Claims any Wiggins Releasor may have against any Histogen Releasee under the Operating Agreement, statutory or common law or otherwise with respect to any third party indemnification claims); (v) any and all property or bodily injuries suffered by any PUR Party at any time for any reason; or (vi) any PUR Party’s purchase and ownership of any Histogen equity, or the offer or sale of any Histogen equity to such persons, or any conversations, communications, correspondence, documents or instruments shared between Histogen and such persons, or any damage, loss, expense or cost suffered by any PUR Party, in connection with or arising out of any PUR Party’s investment (including, without limitation, securities fraud Claims). The Claims released, waived and discharged pursuant to this Section 5(a) are referred to hereinafter as the “Wiggins Released Claims.”

(b) Each Wiggins Party represents and warrants that neither he, it nor any other Wiggins Releasor has heretofore assigned or otherwise transferred or subrogated, or purported to assign, transfer or subrogate, to any person or entity, any Wiggins Released Claim or portion thereof, or interest therein it, he, she or it may have against the Histogen Releasees. Each Wiggins Party shall indemnify, defend and hold harmless the Histogen Releasees from and against any and all liabilities, losses, costs and expenses (including attorneys’ fees) incurred by any Histogen Releasee as the result of any person or entity asserting any such right, assignment, transfer or subrogation.

6. Fernan Release.

(a) To the extent permitted by applicable law, Fernan, on behalf of himself and his Affiliated Persons, successors and assigns (collectively with Fernan, “Fernan Releasors”), hereby releases, waives, and forever discharges Histogen and each other Histogen Releasee of and from any and all Claims which any Fernan Releasor ever had, now has, or hereafter can, shall, or may have against any Histogen Releasee for, upon, or by reason of any matter, cause, or thing whatsoever from the beginning of time through the date of this Agreement in connection with, arising out of, based upon or relating to any matter whatsoever, including, without limitation, the following: (i) the License Agreement; (ii) the Supply Agreement; (iii) the joint venture and business activities of the Parties under the Transaction Agreements and Operating Agreement; (iv) the Operating Agreement, the Histogen LLC Interests or Histogen’s ownership thereof, any other economic interests, profits interests or other equity of PUR (including, without limitation, Claims arising out of PUR’s offer and sale of economic interests pursuant to that certain Subscription Agreement dated as of October 10, 2016 or any other offer and sale of membership or economic interests of PUR prior to the date hereof), or Histogen’s status as a member or other equity holder of PUR (including, without limitation, for purposes of this release any Claims any Fernan Releasor may have against any Histogen Releasee under the Operating Agreement, statutory or common law or otherwise with respect to any third party indemnification claims); (v) any and all property or bodily injuries suffered by any PUR Party at any time for any reason; or (vi) any PUR Party’s purchase and ownership of any Histogen equity, or the offer or sale of any Histogen equity to such persons, or any conversations, communications, correspondence, documents or instruments shared between Histogen and such persons, or any damage, loss, expense or cost suffered by any PUR Party, in connection with or arising out of any PUR Party’s investment (including, without limitation, securities fraud Claims). The Claims released, waived and discharged pursuant to this Section 6(a) are referred to hereinafter as the “Fernan Released Claims.”

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(b) Fernan represents and warrants that neither he nor any other Fernan Releasor has heretofore assigned or otherwise transferred or subrogated, or purported to assign, transfer or subrogate, to any person or entity, any Fernan Released Claim or portion thereof, or interest therein it, he, she or it may have against the Histogen Releasees. Fernan shall indemnify, defend and hold harmless the Histogen Releasees from and against any and all liabilities, losses, costs and expenses (including attorneys’ fees) incurred by any Histogen Releasee as the result of any person or entity asserting any such right, assignment, transfer or subrogation.

7. Section 1542. Each of the Parties understands that he or it may later discover Claims or facts that may be different from, or in addition to, those that he or it or any other Party now knows or believes to exist regarding the subject matter of the releases contained in Sections 4(a), 4(b), 5(a), and 6(a), and which, if known at the time of signing this Agreement, would have materially affected such Party’s decision to enter into this Agreement and grant the releases contained Sections 4(a), 4(b), 5(a), and 6(a). Nevertheless, each Party hereunder intends to fully, finally, and forever settle and release all Claims that now exist, may exist, or previously existed, as set out in the releases contained in Sections 4(a), 4(b), 5(a), and 6(a), whether known or unknown, foreseen or unforeseen, or suspected or unsuspected, and each release given herein is and will remain in effect as a complete release, notwithstanding the discovery or existence of such additional or different facts. Each Party expressly waives any and all rights and benefits of any statutory provision or common law rule that provides, in sum or substance, that a release does not extend to claims which such Party does not know or suspect to exist in his or its favor at the time of executing the release, which if known by him or it, would have materially affected such Party’s decision to enter into this Agreement. In particular but without limitation, each of Histogen, PUR, Wiggins, Wylde and Fernan expressly waives the provisions of California Civil Code Section 1542, which statute provides:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.”

8. Quitclaims and Irrevocable Power of Attorney.

(a) Each PUR Party hereby waives and irrevocably relinquishes and quitclaims to Histogen any and all title, right, interest or any Intellectual Property Rights any of them has or may have in any of the (i) Patent Rights; (ii) Technical Information (including PUR Technical Information); (iii) Histogen Improvements; (iv) Licensed Technology; (v) Licensed Intellectual Property; (vi) Joint Improvements; (vii) Joint Patents; (viii) Finished Product; (ix) Development Assets; (x) PUR Biologics LLC Improvements encompassed by, or developed through the use of any of the rights, properties and assets described in foregoing Sections 8(a)(i)-(ix) and Sections

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8(a)(xi)-(xiii) (the “Histogen Asset PBL Improvements”); (xi) any and all Regulatory Filings relating to any of the rights, properties and assets described in foregoing Sections 8(a)(i)-(x) and Sections 8(a)(xii)-(xiii), and Approvals obtained in connection with Parties activities under the Transaction Agreements; (xii) Data and all other data generated by or on behalf of PUR in connection with the development or marketing of any of the foregoing in (i)-(xi); or (xiii) any other property or rights of Histogen licensed, granted or otherwise made available to any of them pursuant to the terms of any Transaction Agreement (foregoing (i)-(xiii), the “Histogen Assets”). Each PUR Party hereby acknowledges and agrees that it or he does not have or own any right, title, interest or Intellectual Property Rights in any Histogen Asset. If, notwithstanding this Section 8(a), after the date hereof any PUR Party retains such right or interest in any Histogen Asset, each agrees to hold the same in trust for the sole benefit of Histogen, and shall assign to Histogen all of its or his right, title, interest and Intellectual Property Rights throughout the world in and to any such retained interest in the any such Histogen Asset, and do such other acts and deeds as may be necessary and reasonably requested by Histogen to vest any such retained interest in Histogen (including without limitation, executing any copyright, Patent or other intellectual property assignment instrument) and/or to act on behalf of PUR with regard to any Histogen Asset. In connection with the foregoing, each PUR Party irrevocably designates and appoints Histogen and its duly authorized officers and agents as its agent and attorney-in-fact, to act for and in its behalf and stead to execute and file any such instruments and papers and to do all other lawfully permitted acts to vest in Histogen all of such PUR Party’s right, title, interest and Intellectual Property Rights throughout the world in and to any Histogen Asset. This power of attorney is coupled with an interest. Each PUR Party shall execute and concurrently deliver to Histogen as part of the execution of this Agreement Exhibit A hereto confirming this Assignment and Irrevocable Power of Attorney.

(b) Each PUR Party represents to Histogen that he or it has, has delivered to Histogen any and all Histogen Assets in his or its possession, including, without limitation any Bulk CCM and ECM or Materials in their possession.

(c) Each PUR Party shall deliver to Histogen a copy of all documents, data and information of any kind related to the Histogen Assets held by each PUR Party, in an electronic format accessible and usable by Histogen. Histogen shall advise the PUR Parties of any particular format in which it requests any such documentation be provided.

(d) Histogen hereby waives and irrevocably relinquishes and quitclaims to PUR any and all title, right, interest or any Intellectual Property Rights it has or may have in the tradename and/or trademark “PUR.” Histogen hereby acknowledges and agrees that it does not have or own any right, title, interest or Intellectual Property Rights in the tradename and/or trademark “PUR.” If, notwithstanding this Section 8(a), after the date hereof any such rights or any interest therein retain, remain or continue to vest in Histogen, Histogen agrees to hold the same in trust for the sole benefit of PUR, and shall assign to PUR all of its right, title, interest and Intellectual Property Rights throughout the world in and to any such retained or vested interest.

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9. Relinquishment of Histogen LLC Interests. Immediately prior to the effectiveness of this Agreement, Histogen was a member of PUR owning membership interests representing in the aggregate forty-two percent (42%) of the outstanding equity of PUR (such membership interests, the “Histogen LLC Interests”). In connection with the transactions contemplated hereby, and effective as of the date hereof, Histogen hereby relinquishes and quitclaims any and all right, title and interest in and to the Histogen LLC Interests such that from and after the effectiveness of this Agreement, Histogen shall have no further right, title or interest in the Histogen LLC Interests or other equity of PUR and shall thenceforth no longer be a member of PUR Any and all obligations owed by Histogen to any PUR Party or any other member or economic interest holder of PUR in respect of the Histogen LLC Interests or any economic interests or other equity of PUR are hereby deemed released, waived, discharged and satisfied and Histogen shall have no further obligations to PUR, Wiggins, Wylde, Fernan or any economic interest holder or other equity holder or PUR in respect thereof. PUR shall have no further obligation to Histogen in respect of the Histogen LLC Interests.

10. Issuance of PUR Preferred Shares. In consideration for the mutual promises, covenants and agreements contained herein, but subject to this Section 10, Histogen shall issue to PUR 1,166,667 shares of Histogen’s Series D Preferred Stock (the “PUR Preferred Shares”). Promptly after the date hereof but subject to this Section 10, Histogen shall deliver to PUR a stock certificate issued in the name of PUR and evidencing the PUR Preferred Shares. In connection with and as a condition precedent to the issuance of the PUR Preferred Shares, PUR shall execute and deliver to Histogen any and all instruments, agreements and other documents to which Histogen’s common or preferred stock or the holders thereof are subject (including, without limitation, any shareholders, voting or similar agreement), including, without limitation, the Histogen Governance Documents (as defined below). As used herein, “Histogen Governance Documents” means, collectively, (a) that certain Amended and Restated Voting Agreement, dated August 10, 2016, by and among Histogen and certain stockholders thereof as indicated on the signature pages thereto (as amended, modified and supplement from time to time); (b) that certain Amended and Restated Right of First Refusal and Co-Sale Agreement, dated August 10, 2016, by and among Histogen and certain stockholders thereof as indicated on the signature pages thereto (as amended, modified and supplement from time to time); and (c) that certain Amended and Restated Investors Rights Agreement, dated August 10, 2016, by and among Histogen and certain stockholders thereof as indicated on the signature pages thereto (as amended, modified and supplement from time to time).

11. Certain Payments. Prior to or at the closing of the transactions contemplated hereby, Histogen shall make the payments in the amounts and to those persons and entities set forth on Schedule IV hereto, it being that the aggregate of such payments shall not exceed Five Hundred Thousand Dollars ($500,000). To the extent that such aggregate payments are less than the Five Hundred Thousand Dollars ($500,000). Histogen shall remit such balance to PUR by wire transfer of immediately available funds to a bank account designated in writing by PUR to Histogen. The Parties acknowledge and agree that all such payments shall be credited against and applied to reduce Histogen’s obligation in respect of the Cap Amount.

12. Application of PUR Indebtedness to Cap Amount. The Parties acknowledge certain indebtedness owed by PUR to Histogen, the aggregate amount of which (including all related interest fees, charges or penalties accrued or assessed thereunder) is Twenty-Two Thousand Dollars ($22,000) (the “PUR Indebtedness”). PUR and Histogen hereby agree that the PUR Indebtedness shall be credited against and applied to reduce Histogen’s obligation in respect of the Cap Amount; accordingly, PUR shall have no further obligation to Histogen in respect of the PUR Indebtedness.

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13. Payment to UCSD. The Parties acknowledge that, prior to the date hereof, Histogen has made a cash payment to [the University of California – San Diego (“UCSD”)] in the amount of $23,037.50 (the “UCSD Payment”). The Parties acknowledge and agree that the UCSD Payment shall be credited against and applied to reduce Histogen’s obligation in respect of the Cap Amount.

14. Commercialization of Development Assets.

(a) Subject to any required filings and approvals required by any Regulatory Authority, during the period commencing on the date hereof and ending on the third cl) anniversary hereof, Histogen shall use reasonable efforts (directly or indirectly or jointly with third parties) to develop and commercialize one or more of the Development Assets in the Field of Use in the Territory. If during such period, Histogen shall have failed to use reasonable efforts to develop and commercialize one or more of the Development Assets, PUR shall have the right described in Section 14(c) below, exercisable in PUR’s sole discretion upon written notice to Histogen (such written notice from PUR, the “PUR Notice”); provided, however, that upon Histogen’s receipt of the PUR Notice, Histogen shall have the right and opportunity, for a period of ninety (90) days following the date of the PUR Notice, to cure such failure and demonstrate to PUR that Histogen has engaged in reasonable efforts to develop and commercialize one or more of the Development Assets. Histogen’s cure right under this Section 14(a) shall be exercisable by written notice to PUR within thirty (30) days of the date of the PUR Notice: The three (3)-year period plus any ninety (90)-day extension thereof as provided herein is referred to hereinafter as the “Commercialization Period.”

The Parties acknowledge and agree that (y) the expenditure by Histogen of at least * on such development and commercialization activities during the Commercialization Period shall constitute “reasonable efforts” on the part of Histogen; and (z) the determination of whether Histogen has met such financial threshold shall include consideration of all operational, environmental and commercial factors, including, without limitation, any and all (i) product development costs spent by Histogen to generally improve the quality, scale and efficiency of its operations and research and development activities (including, without limitation, costs and expenses incurred in connection with scaling up its manufacturing capacity or improving its methods of conducting clinical and non-clinical studies, or developing test methods and analytical methods); and (ii) costs spent to identify technology limitations and/or hurdles to commercial exploitation in respect of one or more of the Development Assets and/or to conduct research and development activities in respect of one or more of the Development Assets to determine the commercial viability thereof. Notwithstanding the foregoing, Histogen’s failure to spend at least that amount shall not be automatically considered a breach of or failure to satisfy such obligation; it being agreed to and understood by the Parties that the determination of such breach or failure shall be based on the totality of circumstances, including an evaluation of Histogen’s non-financial efforts and activities in discharging its “reasonable efforts” obligation hereunder. Any dispute or disagreement among the Parties concerning Histogen’s satisfaction of its obligation hereunder shall be resolved by arbitration in accordance with Section 26 below.

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For clarity, the failure of any Development Asset at, during or in connection with any clinical trial or other evaluation, examination or testing required by any Regulatory Authority in connection with Histogen’s efforts to develop and commercialize such assets shall not be deemed to be a failure of Histogen to fulfill its obligations under this Section 14.

(b) Subject to Sections 14(d) and 15 below, if Histogen successfully develops and commercializes any of the Development Assets, PUR shall be entitled to the following payments and royalties (collectively, “Commercialization Payments”):

(i) subject to the proviso in the final paragraph of this Section 14(b), an initial cash payment of * upon the unconditional acceptance and approval of a New Drug Application or Pre-Market Approval Application in connection with the commercialization of a Development Asset by all United States Regulatory Authorities having jurisdiction over such subject matter;

(ii) subject to the proviso in the final paragraph of this Section 14(b), a second cash payment of * upon the “first mass public sale” of a Development Asset. For purposes hereof, “first mass public sale” means from and after such time as when gross sales of the applicable Development Asset exceed * for the first time; and

(iii) subject to the proviso in the final paragraph of this Section 14(b), a * percent (*%) royalty on the “net revenues” collected by Histogen from sales of any commercialized Development Asset (and for this purpose “net revenues” shall be determined in accordance with GAAP). Any payments due pursuant to this Section 14(b) shall be paid by Histogen to PUR within thirty (30) days following the end of each calendar quarter during the period such payments are due.

Notwithstanding the foregoing, from and after the time Histogen has completed Commercialization Payments to PUR totaling the Cap Amount (taking into account any other payments or other amounts credited against and applied to reduce Histogen’s obligation in respect of the Cap Amount as permitted hereunder), Histogen shall have no further obligation to make additional Commercialization Payments or other payments to PUR and PUR shall have no further right to any such payments, whether or not Histogen successfully develops and commercializes any additional Development Assets. In addition, from and after such time, PUR shall have no further right, interest or title in the Development Assets or in any income, revenues or other amounts generated from the sales or other exploitation of the Development Assets. For avoidance of doubt, the Cap Amount represents the entire consideration owed by Histogen to PUR, Wiggins, Wylde or Ferran in connection with Histogen’s successful development and commercialization of any Development Asset. For purposes hereof, “Cap Amount” means *.

(c) If it is determined that Histogen failed to use commercially reasonable efforts to develop and commercialize the Development Assets during the Commercialization Period, PUR shall have the right and option, exercisable by written notice to Histogen within twelve (12) months of expiration of the Commercialization Period, to require Histogen to license the Development Assets to PUR for an initial, upfront payment of * (the “Upfront Payment”) (provided, however, for clarity, in connection with such license, Histogen may require additional commercially reasonable royalty or other payments). For avoidance of doubt, Histogen shall have

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no obligation to license the Development Assets pursuant to this Section 14(c) until it has received the Upfront Payment in full. If PUR fails to exercise its option hereunder within such twelve (12)-month period, the option shall lapse automatically without further action on the Parties and thereafter PUR shall have no further right, title or interest or option in any Histogen Assets (including, without limitation, any Development Asset).

(d) PUR’s rights under Sections 14(a), (b) and (c) shall terminate automatically and shall be of no further force or effect in the event of a sale as provided in Section 15.

15. Sale. If Histogen shall sell and transfer all or substantially all the Development Assets to an unaffiliated person or entity for cash proceeds or other consideration within one (1) year of the date hereof, PUR shall be entitled to: (a) with respect to any cash proceeds, * percent (*%) of such cash proceeds net of any transaction costs incurred by Histogen in connection with such sale (e.g., legal and accounting fees, advisors’ and finders’ fees, etc.); or (b) with respect to any non-cash property (e.g., personal or real property, securities, etc.), a * percent (*%) undivided interest in such non-cash property and any cash proceeds generated from the sale thereof (net of transaction costs). For avoidance of doubt, PUR’s rights under this Section 15 shall apply only to a sale of assets by Histogen involving exclusively the Development Assets or a sale of assets of which the Development Assets constitute all or substantially all of such assets. Histogen shall have no obligation to PUR, and PUR shall have no rights, pursuant to Section 14 or this Section 15 in the event of a Company Sale; provided, however, that the assignee or transferee in connection with such Company Sale shall assume and continue to be responsible for the obligations set forth in Section 14.

16. No Admission of Liability. This Agreement constitutes a compromise, settlement, and release of Claims and is being entered into solely to avoid the burden, inconvenience, and expense of litigating such Claims. No Party admits any liability with respect to any such Claim and the subject matter of this Agreement; any such liability is hereby expressly denied and disclaimed. This Agreement is not to be construed or deemed an admission by any Party of liability at any time for any Claims being compromised, settled, and released or the subject matter hereof.

17. Covenant Not to Sue; Non-Disparagement.

(a) No Party shall encourage, induce or solicit the prosecution of, or initiate, institute, commence, continue, file, or otherwise prosecute (directly, indirectly, individually or jointly with or through any third party) with respect to any Regulatory Authority, governmental unit or agency, court or similar tribunal, any Histogen Released Claim, PUR Released Claim, Wiggins Released Claim or Ferran Released Claim against Histogen, PUR, any Histogen Releasees or any PUR Releasees, as applicable. No Party shall communicate with any Regulatory Authority, governmental unit or agency regarding any Confidential Information concerning the Parties joint venture activities under the Transaction Agreements or Operating Agreement or this Agreement or any document or instrument contemplated hereby. Each Party further agrees that this Agreement is, shall constitute, and may be pleaded as a bar to any such attempted or actual prosecution of a Histogen Released Claim, PUR Released Claim, Wiggins Released Claim or Ferran Released Claim.

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(b) No Party shall, and each Party shall cause its agents and representatives not to, at any time directly or indirectly (including through one or more intermediaries) make, publish, or communicate to any person or entity or in any public forum any comment or statement, written or oral or in electronic format, that criticizes, deprecates, denigrates or disparages, or otherwise take any action which could reasonably be expected to adversely affect, the personal, professional or business reputation of any other Party or Releasee.

18. Representations and Warranties.

(a) Each PUR Party represents and warrants to Histogen as follows: (i) he or it has the absolute and unrestricted right, power and authority to execute and deliver this Agreement and any document or instrument contemplated hereby and to perform his or its obligations hereunder and thereunder, and such action has been duly authorized by all necessary action by managers, directors and members of PUR and Wylde; (ii) neither the execution and delivery of this Agreement or any document or instrument contemplated hereby nor the consummation or performance of any of the transactions contemplated hereunder or thereunder will, directly or indirectly (with or without notice or lapse of time) will: (A) breach any provision of any governing or organizational document of PUR or Wylde; (B) breach or give any Regulatory Authority or other person or entity the right to challenge any of the transactions contemplated hereunder or to exercise any remedy or obtain any relief under any applicable law; (C) contravene, conflict with or result in a violation or breach of any of the terms or requirements of, any order to which any PUR Party or any of their assets are subject; or (D) result in the imposition or creation of any lien or encumbrance upon or with respect to any of the Histogen Assets; (iii) it or he has not sold, pledged, assigned, leased (as lessor or lessee), licensed, transferred, abandoned or otherwise disposed of any Histogen Asset or relinquished any material right related to any Histogen Asset, except as expressly permitted under the License Agreement and Supply Agreement; (iv) this Agreement (assuming due execution and delivery by the other Parties hereto) constitutes the legal, valid, and binding obligation of such Party, enforceable against such Party in accordance with its terms, except as may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws and equitable principles related to or affecting creditors’ rights generally or the effect of general principles of equity; (v) there are no Joint Patents, Joint Improvements or Histogen Asset PBL Improvements, except for the Joint Patents, Joint Improvements and Histogen Asset PBL Improvements set forth on Schedule II hereto; (vi) there are no PUR Granted Interests other than as set forth on Schedule I; (vii) except for the PUR Granted Interests, no PUR Party has assigned, conveyed, transferred, sold or licensed to any person or entity any right, title or interest to any Histogen Asset (including, without limitation, any Data) nor has any PUR Party granted or pledged to any person or entity any lien, security interest or encumbrance in any Histogen Asset (including, without limitation, any Data); and (viii) no PUR Party has disposed of or transferred any Histogen Asset or Retained Asset in a manner that would constitute, and the consummation by the Parties of the transactions contemplated hereby will not constitute, a fraudulent conveyance or fraud on creditors of PUR under applicable law.

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(b) Histogen represents and warrants to each PUR Party as follows: (i) it has the absolute and unrestricted right, power and authority to execute and deliver this Agreement and any document or instrument contemplated hereby and to perform its obligations hereunder and thereunder, and such action has been duly authorized by all necessary action by stockholders and directors of Histogen; (ii) neither the execution and delivery of this Agreement or any document or instrument contemplated hereby nor the consummation or performance of any of the transactions contemplated hereunder or thereunder will, directly or indirectly (with or without notice or lapse of time) will: (A) breach any provision of any governing or organizational document of Histogen; (B) breach or give any Regulatory Authority or other person or entity the right to challenge any of the transactions contemplated hereunder or to exercise any remedy or obtain any relief under any applicable law; or (C) contravene, conflict with or result in a violation or breach of any of the terms or requirements of, any order to which Histogen or any of its assets is subject; and (iii) this Agreement (assuming due execution and delivery by the other Parties hereto) constitutes the legal, valid, and binding obligation of Histogen, enforceable against it in accordance with its terms, except as may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws and equitable principles related to or affecting creditors’ rights generally or the effect of general principles of equity.

EXCEPT FOR THE EXPRESS REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS SECTION 18, (Y) NO PARTY NOR ANY PERSON ON SUCH PARTY’S BEHALF HAS MADE OR MAKES ANY EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY WHATSOEVER, AND (Z) EACH PARTY ACKNOWLEDGES THAT, IN ENTERING INTO THIS AGREEMENT, IT OR HE HAS NOT RELIED UPON ANY REPRESENTATION OR WARRANTY EXCEPT AS SPECIFICALLY PROVIDED IN THIS SECTION 18.

19. Confidentiality. Each Party acknowledges the confidential nature of the Confidential Information. Subject to this Section 19, each Party agrees, for itself and himself and on behalf of its or his Affiliated Persons, that he or it shall (a) not, directly or indirectly, disclose any of the Confidential Information to any person or entity, except to such Party’s Affiliated Persons who need to know the Confidential Information to assist such Party, or act on its or his behalf, to exercise its or his rights or perform its or his obligations under this Agreement, but only if such Affiliated Persons are advised of the confidential nature of such Confidential Information and that by receiving such Confidential Information such Affiliated Persons are agreeing to be bound by the terms of this Section 19; (b) safeguard and keep in confidence (and cause its or his Affiliated Persons to safeguard and keep in confidence) the Confidential Information in accordance with the terms hereof with no less than a commercially reasonable degree of care; (c) not use the Confidential Information, or permit it to be accessed or used, for any purpose other than to exercise its or his rights or perform its or his obligations under this Agreement, and shall cause its or his respective Affiliated Persons to refrain from doing the same; and (d) not publicly disclose or issue any press release, make any other public statement, or otherwise communicate with the media, concerning the Confidential Information, and shall cause its or his Affiliated Persons to refrain from doing the same. Each Party shall be responsible for any breach of this Section 19 caused by any of its or his Affiliated Persons. If, upon the advice of counsel, a Party is required to disclose Confidential Information pursuant to any law, regulation or legal or judicial process, prior to making any such disclosure, such Party shall provide the other Parties prompt written notice thereof and reasonable assistance in opposing such disclosure and/or obtaining assurances from the applicable court or agency that such Confidential Information will be afforded confidential treatment in its disclosure.

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20. Indemnification.

(a) Histogen shall defend, indemnify and hold harmless each PUR Releasee from and against any and all losses, damages, liabilities, suits, costs, or expenses of whatever kind, including reasonable attorneys’ fees, incurred or suffered by any PUR Releasee and resulting from or arising out of or in connection with a breach by any Histogen Releasee of its representations, warranties, covenants or other obligations set out in this Agreement, as determined by a court or other tribunal with competent jurisdiction over the matter in a final, non-appealable judgment.

(b) Each PUR Party shall defend, indemnify and hold harmless each Histogen Releasee from and against any and all losses, damages, liabilities, suits, costs, or expenses of whatever kind, including reasonable attorneys’ fees, incurred or suffered by any Histogen Releasee and resulting from or arising out of or in connection with a breach by any PUR Releasee of its representations, warranties, covenants or other obligations set out in this Agreement, as determined by a court or other tribunal with competent jurisdiction over the matter in a final, non-appealable judgment.

(c) Fernan shall defend, indemnify and hold harmless each Histogen Releasee from and against any and all losses, damages, liabilities, suits, claims, costs, or expenses of whatever kind, including reasonable attorneys’ fees, incurred or suffered by any Histogen Releasee resulting from or arising out of or in connection with any and all property or bodily injuries suffered by any third party as a result of Fernan providing or supplying Histogen’s hair growth product to such third party.

(d) An indemnified Party seeking indemnification under this Agreement shall provide to the indemnifying Party: (i) prompt written notice of the relevant claim setting forth in reasonable detail the nature and circumstances of the claim and the indemnified Party’s basis for indemnification hereunder; provided, however, that failure to provide such notice shall not relieve the indemnifying Party from his, her or its liability or obligation hereunder except to the extent of any material prejudice directly resulting from such failure; and (ii) reasonable cooperation, at the indemnifying Party’s expense, in the defense of such claim. The indemnifying Party shall have the right to control the defense and settlement of any such claim; provided, however, that the indemnifying Party shall not, without the prior written approval of the indemnified Party, settle or dispose of any such claim without the prior consent of the indemnified Party. The indemnified Party shall have the right to participate in the defense at its or his own expense.

21. Data. No later than the date hereof, the PUR Parties shall use best efforts to deliver to Histogen (a) copies of all records and data (“Data”) generated in connection with the Parties’ activities under any Transaction Agreement and the Operating Agreement relating to the Histogen Assets. For the avoidance of doubt, Data includes copies of any clinical or other studies, experiments and trials conducted or undertaken by the Parties in connection with their activities under the Transaction Documents and Operating Agreement (including, without limitation, those studies, experiments and trials set forth on Schedule RI attached hereto) relating to the Histogen Assets; and (b) to the extent relating to the Histogen Assets, copies of all records and data related to the PUR Parties’ interactions with Regulatory Authorities or any potential or actual financiers, vendors, customers, personnel, partners, bankers, co-venturers or any other person or entity arising out of, relating to or in connection with the development, commercialization, sale, licensing, charitable or philanthropic of any Histogen Asset or the joint venture activities of the Parties pursuant to any Transaction Agreement or the Operating Agreement. Notwithstanding the foregoing, within 180 days of the date hereof, the PUR Parties shall deliver to Histogen copies of all the documents described in Section 21 hereof.

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22. Joint and Several Obligations. The obligations of each of PUR, Wiggins, Wylde and Fenian under this Agreement shall be joint and several.

23. Notices. All notices, requests, demands, instructions and other communications hereunder shall be in writing and shall be deemed to be effective only if delivered by hand, by e¬mail or facsimile transmission, by nationally-recognized overnight courier service or by prepaid United States registered or certified mail, return receipt requested, to the address set forth for each Party on the signature page hereto, or such other address as such Party may specify by written notice to the other from time to time in accordance with this Agreement. Such notices, requests, demands and other communication hereunder shall be deemed to have been given when received by the other Party or, if earlier, on the day after the date of delivery at the stated address.

24. Further Assurances. Each of the Parties shall, and shall cause their respective Affiliated Persons to, from time to time at the request and sole expense of the requesting Party, without any additional consideration, furnish the other Party such further information or assurances, execute and deliver such additional documents, instruments, and conveyances, and take such other actions and do such other things, as may be reasonably necessary or desirable to carry out the provisions of this Agreement and give effect to the transactions contemplated hereby.

25. Governing Law and Venue. This Agreement and all matters arising out of or relating to this Agreement, whether sounding in contract, tort, or statute, are governed by, and construed in accordance with, the laws of the State of California, United States of America, without giving effect to the conflict of laws provisions thereof to the extent such principles or rules would require or permit the application of the laws of any jurisdiction other than those of the State of California.

26. Arbitration. All claims, controversies or disputes arising under or in connection with this Agreement, between or among any of the parties hereto, whether sounding in contract or tort, including arbitrability and any claim that this Agreement was induced by fraud (the “Covered Claims”), will be resolved by binding arbitration in Orange County, California in accordance with the following terms and conditions:

(a) The arbitration of all Covered Claims will be administered by the American Arbitration Association (“AAA”) in accordance with the AAA Commercial Arbitration Rules then in effect, except that the arbitration proceedings will be governed by California procedural law as if the Covered Claims had been brought in a state court of California; provided, however, that (i) the Parties waive any right to jury; (ii) there shall be no interlocutory appellate relief (such as writs) available; (iii) discovery will be limited to matters which are directly relevant to the issues in the arbitration; and (iv) any award of the Arbitrator shall be final and binding and non-appealable.

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(b) The arbitration will take place in the Orange County, California and be conducted by a single, neutral arbitrator (“Arbitrator”), to be selected as follows: (i) within seven business days from service of an arbitration complaint, the arbitrating parties will endeavor in good faith to agree upon an Arbitrator; and (ii) failing such agreement under subparagraph (i) above, the arbitrating parties, or any arbitrating party, will ask AAA to supply the parties with a list of no less than seven (7) arbitrators having no less than five (5) years’ experience in arbitrating complex business arrangements. Upon receipt of that list of potential arbitrators, each of the arbitrating parties will communicate within seven (7) days to AAA the names of four (4) arbitrators from the list that such party would agree to use or its right to participate in the selection of the arbitrator will be forfeited. As soon as AAA receives the selections from affected parties, AAA will review the selected arbitrators and appoint one of those arbitrators whose name appears on all of the lists submitted by the arbitrating parties. AAA will have the discretion to select the arbitrator that it believes is best suited for the arbitration in terms of experience and availability, and AAA’s selection will be final.

(c) The Arbitrator may, in the course of the proceedings, order any interim, provisional or emergency relief, remedy or measure (including, without limitation, attachment, preliminary injunction, or the deposit of specified security) that the Arbitrator considers to be necessary, just and equitable. The failure of an arbitrating party to comply with such an interim order may, after due notice and opportunity to cure such noncompliance, be treated by the Arbitrator as a default, and some or all of the claims or defenses of the defaulting party may be stricken and partial or final award entered against such party, or the Arbitrator may impose such lesser sanctions as the Arbitrator may deem appropriate. This Section will not preclude the arbitrating parties from seeking provisional remedies in aid of arbitration from a court of appropriate jurisdiction, and each of the parties irrevocably submits to the jurisdiction of the state and federal courts located in the Orange County, California, in conjunction with an application for a provisional remedy.

(d) The term “Covered Claims” as used in this Agreement does not include compulsory or permissive cross-claims between or among the arbitrating parties that arise in a legal action brought by or against a non-signatory hereto (“Non-Signatory Action”). However, a party that has the right to assert a permissive cross-claim against another party in a Non-Signatory Action may choose to treat that claim as a Covered Claim and assert it in accordance with the terms of this Agreement.

(e) A full stenographic or electronic record of all proceedings in the arbitration will be maintained, and the Arbitrator will issue rulings, a statement of decision and a judgment as if the Arbitrator were a sitting judge of the state court of California, with all of the powers (including with respect to remedies) vested in such a judge. The fees and costs of creating and maintaining a stenographic or electronic record will be initially born by the parties in equal amounts, pro rata.

(f) A decision of the Arbitrator will have the same force and effect with respect to collateral estoppel, res judicata and law of the case that such decision would have been entitled to if decided in a court of law, but in no event will such a decision be used by or against a party to this Agreement in a Non-Signatory Action.

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(g) The Parties consent and submit to the exclusive personal jurisdiction and venue of the state and federal courts located in Orange County, California to confirm any arbitration award granted pursuant to this Agreement, including, but not limited to, any award granting equitable relief, and to otherwise enforce this Agreement and carry out the intentions of the Parties to resolve all Covered Claims through arbitration. This Section does not prevent the Parties from enforcing the award of the Arbitrator in the court of any other state, to the extent permitted by law (for example, if property that is the subject of the award is located in another state).

(h) All arbitration proceedings will be closed to the public and confidential, and all records relating thereto will be permanently sealed, except as necessary, and only to the extent reasonably necessary, to obtain court confirmation of the judgment of the Arbitrator, and except as necessary, and only to the extent reasonably necessary, to give effect to res judicata and collateral estoppel (e.g., in a dispute between the parties that is not a Covered Claim), in which case all filings with any court will be sealed to the extent permitted by the court. A Party (including such Party’s counsel or other Affiliated Persons) may disclose to the media only the fact and generic nature of a Covered Claim that is being, or has been, arbitrated pursuant to this Agreement. Nothing in this Section is intended to, or shall, preclude a party from communicating with, or making disclosures to, its lawyers, tax advisors, auditors, lenders, investors, landlords, regulators and insurers, as necessary and appropriate or from making such other disclosures as may be required by law.

(i) The Parties will share equally in the fees of the Arbitrator and the administrative costs of the arbitration; provided, however, that the prevailing Party in the arbitration will be entitled to recover its fees and costs (including attorneys’ fees) from the other Party.

27. Amendment and Assignment. This Agreement, and each of the terms and provisions hereof, may only be amended, modified, waived, or supplemented by an agreement in writing signed by each Party. No PUR Party may assign its or his rights or obligations hereunder, whether by operation of law or otherwise, without the prior written consent of Histogen. Histogen may assign its rights or obligations hereunder without the prior written consent of any PUR Party (but with notice thereof to PUR). Subject to the foregoing, this Agreement shall bind and inure to the benefit of the parties, their respective successors and permitted assigns.

28. Interpretation. For Purposes of this Agreement, (a) the words “include,” “includes” and “including” are deemed to be followed by the words “without limitation” or “but not limited to”; (b) the word “or” is not exclusive; (c) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole; (d) words denoting the singular have a comparable meaning when used in the plural, and vice-versa; and (e) words denoting any gender include all genders. The Parties drafted this Agreement without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. The headings in this Agreement are for reference only and do not affect the interpretation of this Agreement.

29. Severability and Counterparts. If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. This Agreement may be executed in counterparts, each of which is deemed an original, but all of which constitute one and the same agreement Delivery of an executed counterpart of this Agreement electronically or by facsimile shall be effective as delivery of an original executed counterpart of this Agreement.

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30. Entire Agreement. This Agreement is the sole and entire agreement of the Parties regarding the subject matter contained herein, and supersedes all prior and contemporaneous understandings, agreements, representations, and warranties, both written and oral, regarding such subject matter. Histogen, on the one hand, and each of the PUR Parties, on the other hand, shall pay its or his own costs and expenses in connection with the drafting, negotiation, and execution of this Agreement (including fees and expenses of its legal counsel).

[signature page follows]

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IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

HISTOGEN

By:	/s/ Richard W. Pascoe
Name:	Richard W. Pascoe
Title:	Chairman and CEO

Notice Address and Email:

10655 Sorrento Valley Road, Ste 200
San Diego, CA 92121
Attn: Director of Business Operations
Email:

PUR BIOLOGICS, LLC

By:	/s/ Ryan Fernan
Name:	Ryan Fernan
Title:	Manager

Notice Address and Email:

Attn: Ryan Fernan

Email:

[signature page continues]

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/s/ Christopher Wiggins
CHRISTOPHER WIGGINS, individually

Notice Address and Email:

Attn: Christopher Wiggins

Email:

/s/ Ryan Fernan
RYAN FERNAN, individually

Notice Address and Email:

Email:

WYLDE, LLC

By:	/s/ Christopher Wiggins
Name:	CHRISTOPHER WIGGINS
Title:	Manager